UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Fifth Amendment to Second Amended and Restated Credit Agreement

On December 27, 2012 and in connection with the acquisition described below, the Company and certain of its subsidiaries, as guarantors, entered into a Fifth Amendment to Second Amended and Restated Credit Agreement (the “Fifth Amendment”) amending that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2010, as amended by the First Amendment to Second Amended and Restated Credit Agreement dated April 18, 2011 (the “First Amendment”), the Second Amendment to Second Amended and Restated Credit Agreement (“Second Amendment”) dated April 25, 2011, the Third Amendment to Second Amended and Restated Credit Agreement (“Third Amendment”) dated April 13, 2012 and the Fourth Amendment to Second Amended and Restated Credit Agreement (“Fourth Amendment”) dated December 10, 2012 (as amended, the “Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto. The Fifth Amendment, among other things, amended the leverage ratio covenant set forth in Section 9.01(b) of the Credit Agreement to (a) increase the maximum ratio to 4.25:1.00 for the fiscal quarter ended December 31, 2012, and (b) provide that such covenant will be measured as of the last day of each fiscal quarter.

The foregoing summary of the Fifth Amendment is qualified in its entirety by reference to the copy of the Fifth Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference. Copies of the First Amendment, Second Amendment and Third Amendment are filed as Exhibits 10.1, 10.2 and 10.3 with the Company’s Current Report on Form 8-K filed April 16, 2012, and the Fourth Amendment is filed as Exhibit 10.3 with the Company’s Current Report on Form 8-K filed December 11, 2012. The Second Amended and Restated Credit Agreement, dated as of March 30, 2010, is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed on March 30, 2010.

Purchase, Sale and Option Agreement

On December 28, 2012, Resolute Natural Resources Southwest, LLC, a Delaware limited liability company (“Resolute Southwest”) and a wholly-owned subsidiary of Resolute Energy Corporation, a Delaware corporation (“Resolute” or the “Company”), acquired an undivided 32.35% interest in certain oil and gas properties in the Permian Basin near Midland, Texas, pursuant to the terms of a Purchase, Sale and Option Agreement (the “Agreement”) with RSP Permian, L.L.C., a Delaware limited liability company (“RSP”), Wallace Family Partnership, LP, a Texas limited partnership and Ted Collins, Jr. (“Sellers”). Natural Gas Partners, an affiliate of the Company, is also an affiliate of RSP. The purchase price for the acquired interests was $110 million, which purchase price was the result of mutual negotiation at arm’s length and subject to customary purchase price adjustments, which were estimated at closing and resulted in an increase to the purchase price of approximately $1.8 million.

Under the terms of the Agreement, Resolute Southwest also paid $5 million to the Sellers for the option to acquire their remaining undivided 67.65% in the properties. The purchase price for the remaining interest in the properties is $230 million, subject to customary purchase price adjustments, although the option fee will be applied against the purchase price. The option must be exercised and consummated, if at all, no later than March 18, 2013. The option fee will not be returned to Resolute Southwest if the option is not exercised.

Certain leaseholders in the subject properties exercised a right to “tag-along” on the purchase and sale described above. Therefore, simultaneous with the closing of the transaction described above, Resolute Southwest entered into a Purchase, Sale and Option Agreement substantially identical to the Agreement described above and acquired an undivided 32.35% interest in the interests in the subject properties held by such tag-along holders. The purchase price for the tag-along interests was $14.8 million subject to customary purchase price adjustments, which were estimated at closing and resulted in an increase to the purchase price of approximately $0.5 million. Under the terms of the tag-along purchase agreement, Resolute Southwest also paid approximately $0.7 million to the tag-along holders for the option to acquire their remaining undivided 67.65% interest in the properties. The purchase price for the remaining interest in the properties is $30.9 million, subject to customary purchase price adjustments, although the option fee will be applied against the purchase price. The option must be exercised and consummated, if at all, no later than March 18, 2013. The option fee will not be returned to Resolute Southwest if the option is not exercised.

The definitive agreements allow for a post-closing title and environmental examination period, which will end January 25, 2013, during which Resolute Southwest and the Company may give the sellers notice of any title or environmental defect in the properties and adjust the purchase price of the properties accordingly. A portion of the purchase price has been escrowed in connection with the post-closing title and environmental defect notice rights and the indemnification provisions under the definitive agreements.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 28, 2012, Resolute Southwest completed the acquisition of an undivided 32.35% interest in certain properties in the Permian Basin near Midland, Texas. The description of such acquisition contained in Item 1.01 is incorporated herein by reference. The purchase price was funded by borrowings under the Company’s revolving credit facility.

The Company will file financial information related to the acquisition of the properties described in this Item 2.01, including pro forma financial statements resulting from the acquisition, no later than 71 days from the date on which this report on Form 8-K is due.

Item 7.01	Regulation FD Disclosure

On December 28, 2012, the Company issued a press release announcing the transactions described above and the acquisition previously reported on the Company’s Current Report on Form 8-K filed December 26, 2012. The press release is furnished herewith as Exhibit 99.1. The press release information presented herein under Item 7.01 shall be deemed “furnished” and not “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Purchase, Sale and Option Agreement dated December 28, 2012, by and among RSP Permian, L.L.C., Wallace Family Partnership, LP, and Ted Collins, Jr., as sellers, and Resolute Natural Resources Southwest, LLC, as buyer. Schedules, exhibits and similar attachments to the Purchase, Sale and Option Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.

10.1	Fifth Amendment to Second Amended and Restated Credit Agreement dated December 27, 2012, among Resolute Energy Corporation, as borrower, certain of its subsidiaries, as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party hereto.

99.1	Press Release dated December 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2012

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase, Sale and Option Agreement dated December 28, 2012, by and among RSP Permian, L.L.C., Wallace Family Partnership, LP, and Ted Collins, Jr., as sellers, and Resolute Natural Resources Southwest, LLC, as buyer. Schedules, exhibits and similar attachments to the Purchase, Sale and Option Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.

10.1	Fifth Amendment to Second Amended and Restated Credit Agreement dated December 27, 2012, among Resolute Energy Corporation, as borrower, certain of its subsidiaries, as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party hereto.

99.1	Press Release dated December 28, 2012.

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